Exhibit 99.1

NEWS RELEASE

For more information, contact:

Richard T. Haston, 662-324-4258 (Cadence)

CADENCE FINANCIAL CORPORATION ACQUISITION

BY COMMUNITY BANCORP LLC

APPROVED BY FEDERAL RESERVE

Acquisition Expected to Close on or about March 1, 2011

STARKVILLE, Miss. (February 15, 2011) – Cadence Financial Corporation (NASDAQ: CADE), the parent company of Cadence Bank, N.A., today announced that the Federal Reserve has approved the acquisition of the Company by Community Bancorp LLC (“CBC”), a Delaware limited liability company. The merger transaction is expected to close on or about March 1, 2011. Under terms of the acquisition agreement, Cadence shareholders will receive $2.50 in cash per Cadence common share. Cadence will be the surviving corporation in the merger transaction, with its identity, charter and personnel in tact, and become a wholly owned subsidiary of CBC.

Cadence has engaged Registrar & Transfer Co. as paying agent, and after the closing date Registrar & Transfer Co. is expected to mail to all holders of Cadence stock certificates a form of letter of transmittal and instructions for the surrender of Cadence stock certificates for the cash payment per share. Cadence expects that shareholders holding Cadence stock in brokerage accounts will automatically be credited with the proceeds by their broker following the closing date.

About Cadence Financial Corporation

Cadence Financial Corporation is a $1.6 billion bank holding company providing full financial services, including banking, trust services, mortgage services and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

About Community Bancorp LLC

Community Bancorp LLC is a bank holding company, headquartered in Houston, Texas. CBC has raised equity capital commitments of $1 billion for the purpose of making investments in the U.S. banking sector, with a particular focus on community banks that are well positioned to benefit from the equity capital and industry expertise CBC can provide.

Forward-Looking Statements:

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated

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CADE Acquisition By CBC Approved by Federal Reserve

February 15, 2011

in such forward-looking statements, including as a result of factors outside CBC’s or Cadence’s control, such as economic and other conditions in the markets in which CBC and Cadence operate; inability to complete the merger; managements’ ability to effectively execute their respective business plans, including any changes in management or employees; regulatory enforcement actions to which Cadence is currently and may in the future be subject; changes in capital classification; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in the financial performance and/or condition of borrowers; inflation, interest rate, cost of funds, securities market and monetary fluctuations; changes in laws and regulations; and competition. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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